GMG
GOLDEN MATRIX GROUP

Q2 2024

Earnings Presentation

August 13, 2024

meridianbet


YOU CAN
BET ON US

Forward Looking Statements

Certain statements made in this Presentation contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 ("forward-looking statements"). Words such as "strategy," "expects," "continues," "plans," "anticipates," "believes," "would," "will," "estimates," "intends," "projects," "goals," "targets" and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the amount, timing, and sources of funding for the repurchase program, the fact that common share repurchases may not be conducted in the timeframe or in the manner the Company expects, or at all, the ability of the Company to obtain the funding required to pay certain MeridianBet Group acquisition post-closing obligations, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; potential lawsuits regarding the acquisition; dilution caused by the terms of an outstanding convertible note and warrants, the Company's ability to pay amounts due under convertible notes and covenants associated there-with and penalties which could be due under the convertible notes and securities purchase agreement related thereto for failure to comply with the terms thereof; the business, economic and political conditions in the markets in which the Company operates; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict and the conflict in Israel, changing interest rates and inflation, and risks of recessions; the need for additional financing, the terms of such financing and the avail-ability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Compa-ny's ability to complete acquisitions and the availability of funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock, convertible securities and/or acquisitions; the Company's ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company's expectations for future growth, revenues, and profitability; the Company's expectations regarding future plans and timing thereof; the Company's reliance on its management; the fact that the sellers of the MeridianBet Group hold voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products and services, and increases in the cost of capital, related thereto, among other affects thereof, on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the effect of current and future regulation, the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contin-gencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associ-ated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this press release are reasonable, we provide no as-surance that these plans, intentions or expectations will be achieved.

Forward Looking Statements

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company's publicly-filed reports, including, but not limited to, under the "Special Note Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended October 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and future periodic reports on Form 10-K and Form 10-Q. These reports are available at www.sec.gov. Information regarding MeridianBet's December 31, 2023 year end results and March 31, 2024 and 2023 quarterly results, can be found in Exhibits 99.1 and 99.3, respectively, to the Company's Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on June 4, 2024.

The forward-looking statements included in this Presentation are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this Presentation, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Adjusted EBITDA or AEBITDA, Net Debt and Net Debt Leverage, which are discussed in this Presentation, are "non-GAAP financial measures" presented as a supplemental measure of the Company's performance. Adjusted EBITDA, Net Debt and Net Debt Leverage are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest expense, interest income, taxes, depreciation and amortization, and also excludes stock-based compensation expense and restructuring costs. Net Debt is defined as total debt less cash and cash equivalents. Net Debt Leverage Ratio is defined as net debt as of the balance sheet date divided by annualized adjusted EBITDA for the quarter then ended. We believe that using Net Debt and Net Debt Leverage Ratio is useful to investors in determining our leverage ratio since we could choose to use cash and cash equivalents to retire debt. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA, Net Debt and Net Debt Leverage are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are: Adjusted EBITDA, Net Debt and Net Debt Leverage do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA, Net Debt and Net Debt Leverage do not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA, Net Debt and Net Debt Leverage do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Net Debt and Net Debt Leverage do not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA, Net Debt and Net Debt Leverage differently than the Company does, limiting their usefulness as a comparative measure. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled "Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Depreciation Expense, Amortization Expense, Stock-based Compensation Expense and Restructuring Costs" and "Reconciliation of Net Debt and Leverage Calculation", included at the end of this Presentation.

Operational Performance

We believe our dedicated team has executed on all our short-term objectives, delivering exceptional results across all business units.

We have maintained high performance through product diversity and cross-platform initiatives.


Execution
High Performance
meridianbet
GMG
Product Diversity
Strong Growth

Our product diversity and effective cross-platform initiatives have been key to our operational success.

The seamless consolidation of Meridianbet has driven strong growth and positioned us as a major player in the iGaming industry.

Financial Highlights

Financial Highlights

Revenues
+75%



$39.4m
$40m
$35m
$30m
$25m
$22.6m
$20m
$15m
$10m
$5m
$0
Q2-23
Q2-24

Second quarter consolidated revenue grew 75% to $39.4 million, continuing the strong performance shown in the last quarter.

Revenues
+41%

YTD revenue grew by 41% to $64.3 million.

Net Income
$15,000

This was impacted by non-cash items, as well as one off acquisition, restructuring and implementation costs of the recent acquisition.

Financial Highlights

Gross Profits
+31%



$39.4m
$21.7m
$40m
$35m
$30m
$25m
$20m
$15m
$10m
$5m
$0
Q2-24
H1-24

Second Quarter consolidated gross profits increased by 31.1% to $21.7 million and YTD gross profits also increased by 16.9% to $39.4 million.

AEBIDTA
$5.4m

Recognising the non-cash items, one-off costs of completion and implementation of the Meridianbet acquisition.

Second quarter consolidated AEBITDA was consistent at $5.4 million

Financial Highlights - Balance Sheet

Shareholder Equity

+52%

Shareholders' equity of the Company grew 52.0% to $89.5 million compared to December 2023.

Net Debt Leverage

1.6

A healthy Net Debt Leverage ratio of only 1.6

Cash on Hand

$40m

Cash on hand, as at July 31 2024 was over $40 million a 96% increase over December 2023 of $20.4 million.

Divisional Performance / Overview

R Kings Competitions UK & Northern Irelands #1 online competition destination

A leading competition website that offers exciting prize draws and raffles, giving users the chance to win a variety of high-value items and experiences.

The Best of Both Worlds B2B and B2C

A global sports betting and gaming company offering an extensive range of betting options and online casino games, with a strong presence in multiple international markets.

GM-AG is the industry standard

A premier provider of gaming technology solutions, specializing in online gaming platforms, cutting-edge software, and comprehensive gaming content for operators worldwide.

Next-gen iGaming lands in Mexico

MexPlay delivers the most comprehensive experience in iGaming, combining Casino, Sportsbook and Competition products.

R KINGS COMPETITIONS *

Key 2Q24 Highlights

- Rkings and its related company, GMG Assets posted yet another record second quarter with revenues of over **$9.6 million an increase of over 43% over last year.**
- Players now total 386k as of 30 Jun 2024, **and over 53k players have been acquired YTD.**
- Acquisition costs remain at a low level of only **$7.60 per player.**
- Total active players now **total 140k.**
- And a total of over 5 million tickets have been sold year to date through **1.1 million purchases.**

**Rkings Includes GMG Assets Limited; RKingsCompetitions Limited, both being related operations.*


RK

GMG

GMAG

Key 2Q24 Highlights

- Focus on improving margins through successful new portfolios of games.
- Diversified third-party content while promoting our Expanse games portfolio.
- Strong performance from crash games, generating higher revenue and margins.
- Second quarter wagering grew by 124% to $1.2 billion; year-to-date wagering increased by 141% to $2.2 billion.*
- Second quarter Gross Gaming Revenue grew by 187% to $38 million, maintaining strong growth; YTD revenue increased by 186% to $68 million.
- Over 2 million active players on the GMAG system, with continuous signing of new operators.
- Implementation of AI tools and state-of-the-art loyalty systems to enhance customer retention and revenue growth.



Total Wagering
$1.2b
$1b
$800m
$600m
$400m
$200m
$0
$527m
$1.182b
Q2-23
Q2-24



Total Wagering
$2.5b
$2b
$1.5b
$1b
$500m
$0b
$901m
$2.172b
H1-23
H1-24

- *Year on Year comparisons are second quarter 2024 comparisons to second quarter 2023. Year to Date comparisons are year to date 2024 compared to the first six months of 2023.*

GMG

mexplay

Key 2Q24 Highlights

- Monthly average of over **9,000 active players.**
- Second quarter deposits increased by **297% to $1.2 million.**
- Second quarter wagering grew by **100% to $9.3 million.**
- Gross gaming revenue grew by **154% to $422,000.***



**Gross Gaming Revenue (GGR) = represents the difference between the amount wagered minus the amount won.*

GMG

Key 2Q24 Highlights

Revenue Growth

- Q2 revenue increased by 11.4% compared to Q2 2023.*
- Online segment up 14%, retail up 6%.
- Total deposits at $59.2 million (+16% compared to Q2 2023).
- New online registrations at 136,000 (+17% year-over-year growth).

Online Casino Success

- Online casino revenue grew 17% in Q2 2024, compared to Q2 2023.
- 1,500 new games added.
- "Super Heli" from Expanse Studios ranked second in player engagement among 6,500 games from various providers offered within the Meridianbet operations.


SUPER HELI

Sports Betting

- Sports betting revenue rose 7.3% in Q2 2024, compared to Q2 2023.
- Online sports GGR** margin improved from 8.3% to 9.9% in Q2 2023 due to EURO 2024 marketing.

** Year on Year comparisons are second quarter 2024 comparisons to second quarter 2023.*
Year to Date comparisons are year to date 2024 compared to the first six months of 2023.
*** Gross Gaming Revenue (GGR) = represents the difference between the amount wagered minus the amount won.*

Key 2Q24 Highlights

Retail Sports Performance

- Q2 2024 retail sports GGR margin dropped to 13% from 14.4% in Q2 2023.
- June achieved a record 16% GGR margin.

Online Casino GGR Margin

- Online casino GGR margin slightly decreased to 3.07% from 3.52%.
- A 34% increase in amounts wagered and an expanded game library.

Retail Casino Growth

- Retail slot machine revenue in Q2 2024 grew by 16% year over year.
- Addition of 120 new machines.



Outlook

New Jurisdictions

- Meridianbet, part of Golden Matrix Group since April, **is expanding globally, now operating in 15 countries.**
- Pending federal licenses in Brazil, a market projected at approximately **$20 billion with a potential player base of 106 million by 2025.***
- New licenses in Peru, where the iGaming industry is valued at **USD $1.2 billion and growing at 6.4% annually.****
- New licenses in South Africa, where digital gambling revenue is expected to **reach $828.5 million in 2024.*****
- Positioned for **substantial growth** in these markets.



- Bosnia
- Montenegro
- Serbia
- Belgium
- Peru
- Brazil
- Cyprus
- Kenya
- Malta
- Mexico
- Tanzania
- South Africa

** https://env.media/peru-gambling-market-overview/*

*** https://next.io/news/b2b-news/the-brazilian-gambling-market-slotegrator-overview/*

**** https://www.statista.com/outlook/amo/online-gambling/south-africa*

GMG

Outlook

Investment in Tech and AI

- Introduced an AI-powered Casino Game Recommender.
  - **3% increase** in engagement with recommended games.
  - **9% boost** in engagement with new games introduced by the AI.

- Launched the new software platform "**Atlas**."
  - Final phase of a **five-year journey** to completely overhaul our gaming infrastructure.
  - Utilizes **the latest generation** of proprietary technology.
  - On track to complete the transition in **all remaining countries by end of Q3.**



AI
</>
AI
AI

Expanse Studios

- Applied for a Casino Service Industry Enterprise license in New Jersey, **positioning us to capitalize on significant potential opportunities in the U.S.**

- Launched "Super Heli," our first crash game, which has quickly become a standout in our portfolio.
  - Contributed to impressive gross growth rates:
    - ***30% quarter-over-quarter*** *(Q2 2024 vs. Q1 2024).*
    - ***170% year-over-year*** *(Q2 2024 vs. Q2 2023).*

- Secured a license for the Bulgarian market and are pursuing iGaming licenses in **Croatia and Romania, expanding our footprint in Europe.**


SUPER HELI

100
SUPER
ICY

LEPRECHAUN
WISH

PIÑATA
LOCA

ZOMBIE
APOCALYPSE

Win&Go!

Sustainable ESG

Supporting Communities and Creating Impact

- Significant contributions through CSR initiatives in the first half of 2024.
- On track to exceed last year's record of 225 CSR campaigns.
- Key initiatives include:
  - "Scan. Help." campaign using QR codes to raise funds for essential equipment in maternity hospitals across Europe.
  - Contributions to women's football and flood relief efforts in Rio Grande do Sul, Brazil.
  - Promotion of responsible gambling through the "Betting Awareness" initiative.
- Commitment to sports through sponsorships:
  - Basketball club Crvena zvezda.
  - New partnership with FC AEL Limassol.
- Community-focused activities:
  - Supporting children without parental care during holidays.
  - Sponsorship of major regional events like Belgrade Beer Fest and Music Week.
  - Partnered with the Responsible Gaming Foundation to promote safe gambling practices.


meridian
meridianbet
meridian
meridian
DONIRA
POMOZI.BA

Outlook


Increase Scale
Grow Margin
Expand Global Footprint

Robust Balance sheet, which we believe is well positioned to capture opportunities and to maintain significant growth

Plans to scale the company via acquisitions and by expanding our global footprint.

Expect to deploy capital to maximise value to shareholders

Plans to continue to streamline and transform the Company and benefit from cost synergies.

Goal of sustainable double-digit growth with healthy margins

GMG

GOLDEN MATRIX GROUP

meridianbet

Appendix - AEBIDTA

Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense, Stock-based Compensation Expense, and Restructuring Costs.

	Three Months Period Ended		Six Three Months Period Ended	
	30-Jun-24	30-Jun-23	30-Jun-24	30-Jun-23
Net income	$15,626	$3,716,340	$4,289,337	$8,365,992
+ Interest expense	$ 32,484	$19,523	$91,438	$27,881
- Interest income	($69,666)	($6,260)	($104,548)	($9,725)
+ Taxes	$524,969	$418,241	$806,666	$831,537
+ Depreciation	$826,664	$883,422	$2,028,263	$1,739,496
+ Amortization	$1,913,047	$475,689	$2,355,366	$936,652
EBITDA	$3,243,124	$5,506,955	$9,466,522	$11,891,833
+ Stock-based compensation	$1,638,052	-	$1,638,052	-
+ Restructuring costs	$546,986	$35,858	$593,349	$192,162
Adjusted EBITDA	$5,428,162	$5,542,813	$11,318,651	$12,083,995

Appendix - Net Debt and Leverage

Reconciliation of Net Debt and Leverage Calculation

Debt	$68,451,100
Less: cash and cash equivalents	$32,829,744
Net debt	$35,621,356
Divided by: annualized adjusted EBITDA	$21,712,648
Net debt leverage ratio	1.6

GMG